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                             Agri-Data Systems, Inc.
                             21620 North 19th Avenue
                                   Suite A-10
                             Phoenix, Arizona 85027
                            Telephone: (602) 582-3888
                               Fax:(602) 582-2916

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Licensee:      WINDY HILL PET FOOD COMPANY          Effective Date: _______
Address:       Two Maryland Farms, Suite 301        Key # ______ (if applicable)
               Brentwood, Tennessee 37027-2487
Ship to:       Same                                 Formulation Software:
Contact:        Donald L. Gadd
Phone:          615-373-7774                        Visual LCF Extended,
                                                          Level III
                                                          One Plant
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                           Software License Agreement

         THIS AGREEMENT is made this 29th day of April, 1996, between AGRI-DATA SYSTEMS, INC., ("ADS") and "Licensee". The site of Licensee's computer is at the location stated above.

                              TERMS AND CONDITIONS

I. CONFIDENTIALITY, TITLE, OWNERSHIP, WARRANTY

All programs and documentation furnished the LICENSEE by ADS, under the terms of this Agreement shall remain the confidential and proprietary property of ADS. LICENSEE will protect the proprietary rights of ADS.

As provided by this Agreement, the LICENSEE is entitled to the use of the software and documentation but acquires no rights to title or ownership of ADS property.

The software and documentation will not be altered, modified or adapted, including but not limited to translating, decompiling, disassembling or creating derivative works by anyone other than authorized ADS personnel.

Distribution, rental, sub-license, or lease of ADS software programs and documentation by LICENSEE is expressly prohibited.

II.      CONSIDERATION

The total licensing fee for the software licensed under this Agreement is:

                                    $7,500.00

LICENSEE will pay ADS the amount of Seven Thousand, Five Hundred Dollars ($7,500.00) upon approval of this Agreement, prior to the installation of programs, unless other terms have been approved by the parties.


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III.   PROGRAMS AND MAINTENANCE

ADS shall furnish executable programs to the LICENSEE in a media suitable for incorporation into the LICENSEE's library for use on their computer system. ADS will maintain the programs, to include correcting any errors or malfunctions in the packages, free of charge for a term of twelve (12) months commencing upon execution of License Agreement.

IV.    CONTINUED CUSTOMER SUPPORT/ANNUAL RENEWAL

Provided LICENSEE subscribes to the ADS Customer Support and Maintenance Program, ADS shall continue maintenance services, updates and enhancements of the licensed software. A Customer Support Agreement is offered herewith to LICENSEE. The Agreement shall be renewed annually upon payment of the Support and Maintenance fees. The Customer Support annual fees will be payable on each anniversary of the License Agreement effective date. ADS shall mail an invoice to LICENSEE in advance of anniversary date.

In the absence of an executed Customer Support/Maintenance Agreement, LICENSEE will be assessed a fee at the rate of $125.00 per hour for customer support services. A fifteen (15) minute will apply.

In the event that any data errors occur due to errors in any programs, procedures or systems provided by ADS, and unaltered by anyone except authorized ADS personnel, ADS will correct the data by coordinating an effort between authorized personnel of ADS and LICENSEE. In the event correction of the data is necessary, ADS reserves the right to determine whatever means are required to accomplish this goal, if the work is to be done free of charge.

ADS shall not be liable for incidental or consequential damages resulting from the performance or use of this software.

V.   CUSTOM SOFTWARE PROGRAMS

All programming done on a custom basis shall be billed at the rate in effect at the time the services are performed.

Any programs developed specifically for the Licensee will require additional programming and maintenance fees for incorporation into continuing software revisions.

VI.    INSTALLATION AND TRAINING

Installation and training will be performed on-site by ADS Personnel at the option of LICENSEE. An installation and training fee of Three Hundred Fifty Dollars ($350.00) per day, plus related travel expenses will be billed for installation, training and testing of systems. This fee will be billed separately, as incurred, and payable fifteen (15) days after receipt of invoice.


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VII.   EXECUTION OF LICENSE

Receipt by ADS of Agreement signed by authorized representative of LICENSEE constitutes execution of License. The LICENSEE shall receive executable code for the PC compatible Computer.

Transfer of this License Agreement, software, documentation or security key(s) is prohibited.

VIII.  TERMINATION OF LICENSE AGREEMENT

         A. This Agreement and rights to use the software licensed herein may be terminated for breach of this License Agreement.

         B. Should this Agreement by terminated for any reason, LICENSEE will promptly return the property of ADS to its principal office.

                                    GENERAL

This Agreement shall be governed by the laws of the State of Arizona and constitutes the entire agreement between the parties. This agreement shall not be modified or rescinded without express written approval of both parties.

WINDY HILL PET FOOD COMPANY        AGRI-DATA SYSTEMS, INC.


By /s/ Robert V. Dale              By /s/ Russell M. Schmente
   ---------------------------        ---------------------------
Title President                    Title President

Date:                              Date: April 24, 1996
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IN WITNESS HERETO, AGRI-DATA and the CUSTOMER have caused this Agreement to be executed by their duly authorized representatives.


WINDY HILL PET FOOD COMPANY        AGRI-DATA SYSTEMS, INC.


By /s/ Robert V. Dale              By /s/ Russell M. Schmente
   ---------------------------        ---------------------------
Title President                    Title President

Date:                              Date: April 24, 1996
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